                                                                  EXHIBIT 23.3.3

                 [FORREST A. GARB & ASSOCIATES, INC. LETTERHEAD]


                        CONSENT OF INDEPENDENT ENGINEERS

         We consent to the inclusion in this registration statement on Post-Effective Amendment No. 2 to Form S-1 for the Mewbourne Energy 02-03 Drilling Programs of the summary of the Reserve Report as of January 1, 2003, for Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P., Mewbourne Energy Partners 00-A, L.P., and Mewbourne Energy Partners 01-A, L.P., as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."



                                     /s/   Forrest A. Garb & Associates, Inc.
                                     ------------------------------------------
                                     FORREST A. GARB & ASSOCIATES, INC.



                                     Dallas, Texas
                                     April 23, 2003